UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2012

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

 Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       REGULATION FD DISCLOSURE

Effective September 7, 2012, Republic Bank & Trust Company (“RB&T”), a wholly-owned subsidiary of Republic Bancorp, Inc. (the “Company”), acquired substantially all of the assets and assumed substantially all of the deposits and other liabilities of First Commercial Bank (“FCB”), headquartered in Bloomington, Minnesota from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for FCB (the “Acquisition”), pursuant to the terms of a Purchase and Assumption Agreement — Whole Bank; All Deposits (the “Agreement”), entered into among RB&T, the FDIC as receiver of FCB and the FDIC. FCB’s sole branch re-opened on September 10, 2012, under the name of RB&T.

On September 7, 2012, the Company issued a press release announcing the Acquisition with financial information based on FCB’s June 30, 2012 financial information. Based upon FCB’s internally prepared interim financial statement information as of September 7, 2012, the Company hereby updates the financial information contained in the press release to reflect that RB&T acquired, at a discount of $79 million, approximately $215 million in assets, consisting of approximately $172 million in loans, approximately $19 million in other real estate owned, approximately $12 million of marketable securities, approximately $11 million in cash and cash equivalents and approximately $1 million in other assets. RB&T assumed approximately $200 million of liabilities, consisting of approximately $197 million in customer deposits and $3 million in Federal Home Loan Bank borrowings.

Based on FCB’s September 7, 2012 internally prepared interim financial statement information, the FDIC made a cash payment to RB&T in the amount of $64 million on September 10, 2012, which is subject to customary post-closing adjustments.

The terms of the Agreement provide for the FDIC to indemnify RB&T against claims with respect to assets and liabilities of FCB or any of its affiliates not assumed or otherwise purchased by RB&T and with respect to certain other claims by third parties. The Agreement does not provide for loss sharing agreements. RB&T did not pay a deposit premium.

All financial and other numeric measures of FCB described in this filing are based upon FCB’s internally prepared interim financial statement information as of September 7, 2012. The final lists and values of acquired assets and assumed liabilities remain subject to adjustment and revision by the FDIC and RB&T.

A copy of the press release has been attached as Exhibit 99.1 to this Current Report.

Item 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.

99.1 Republic Bancorp, Inc. Press Release dated September 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date:	September 12, 2012	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial
Officer & Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated September 7, 2012. Filed herewith.